EXHIBIT NO. 32

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report on Form 40-F of Ritchie Bros. Auctioneers Incorporated for the period ended December 31, 2004, I, Peter J. Blake, Chief Executive Officer of the issuer, certify that:

1.	The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: February 21, 2005	/s/ Peter J. Blake
Peter J. Blake
Chief Executive Officer

In connection with this annual report on Form 40-F of Ritchie Bros. Auctioneers Incorporated for the period ended December 31, 2004, I, Robert S. Armstrong, Chief Financial Officer of the issuer, certify that:

1.	The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: February 21, 2005	/s/ Robert S. Armstrong
Robert S. Armstrong
Chief Financial Officer

These certifications accompany the annual report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the issuer for purposes of Section 18 of the Securities Exchange Act of 1934.

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